Exhibit 99.1

PepperLime Health Acquisition Corporation Contemplates Potential Alternatives to Liquidation, Awaits Further Developments

SAN FRANCISCO, February 1, 2024 – PepperLime Health Acquisition Corporation (the "Company”) today announced that following the recent announcement of the Company's intention to liquidate, the Company is now exploring other possible options. The Company expects to release an update in the next few days.

About PepperLime Health Acquisition Corporation

PepperLime is a Cayman Islands-based blank-check company, dedicated to mergers, acquisitions, and similar business combinations.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Eran Pilovsky, CFO
eran@pepperlimehealth.com